Exhibit 99.1

Eco Innovation Group Announces LOI to Acquire Proprietary Eco-Friendly Cooling Technology

VAN NUYS, CA, December 21, 2021 /PRNewswire/ Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative company developing new technologies for green energy solutions, is excited to announce the signing of a Letter of Intent (the “LOI”) with Keith E. Prime, the inventor of technologies with applications for the air conditioning industry. The LOI outlines key concepts toward a proposed acquisition by the Company of Prime’s proprietary cooling and alcohol dispensing technology.

Prime has built proof-of-concept units that have been in operation for decades. The Company will seek to take those existing products, conduct verification and due diligence on the effectiveness and utility of the technology, and use them as models for multiple commercial prototypes for third-party testing and certification, and then set up contract manufacturing to fulfill commercial demand for the products.

One application of Prime’s technologies is a system that employs cold outdoor air for the purpose of significantly reducing energy consumption in large coolers equipped with energy intensive refrigeration compressor units in cold climates.

Subject to the terms and conditions set forth in the LOI, the Company would form a new operating subsidiary that would acquire 100% of the right and title to Prime’s technologies in exchange for equity and profit-sharing considerations in the newly formed operating subsidiary.

“Prime’s technology will make an outstanding addition to our pipeline of eco-friendly energy solutions,” stated Julia Otey-Raudes, CEO of ECOX. “We look forward to working with Keith and his team to take that tech from demonstration level to commercial prototype, pilot projects, and manufacturing for commercial sale.”

Last month, financial institutions controlling over $130 trillion and at least 19 countries pledged to deploy unprecedented investment scale toward combating climate change at the COP26 U.N. climate conference in Glasgow. Management believes bringing multiple high-impact commercial projects to market next year targeting this theme presents a strong opportunity to drive significant shareholder value.

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders.

At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

View the Company’s new video Here.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC
https://edm.media